CURTISS-WRIGHT CORPORATION
SAVINGS AND INVESTMENT PLAN
As Amended and Restated effective January 1, 2015
EIGHTEENTH INSTRUMENT OF AMENDMENT
Recitals:
1.    Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss-Wright Corporation Savings and Investment Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2015.
2.    Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the Plan for the following reasons (capitalized terms used but not defined herein are as defined in the Plan):
a.    To provide for the automatic enrollment of members of the Target Rock union at 4% of Compensation rather than 3%, effective April 1, 2026.

b.    To change the correction methodology for the Contribution Percentage Test.

3.    Section 12.01(a) of the Plan permits the Company to amend the Plan at any time and from time to time.
4.    Section 12.01(b) authorizes the Administrative Committee to adopt Plan amendments on behalf of the Company under certain circumstances.

Amendments to the Plan
1.Effective as of April 1, 2026, the following sentence is appended to the end of Section 3.03(a), as follows:

The amount of Automatic Deferred Cash Contributions made for union Employees at the Target Rock Division of Curtiss-Wright Flow Control who do not have an affirmative election in effect regarding Deferred Cash Contributions is equal to 4% each pay period multiplied by the Covered Member’s Compensation for that pay period.

2.Effective as of April 1, 2026, the following sentence is appended to the end of Section 3.12(c), as follows:

Effective as of April 1, 2026, excess aggregate contributions distributed to Members in accordance with the provisions of paragraph (b) above shall be distributed in the following order: (i) from the Member’s Member Account, and (ii) from the Member’s Employer Account attributable to Matching Contributions.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed on this ____ day of March, 2026.

    Curtiss-Wright Corporation
    Administrative Committee

    By:
        Robert Freda

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